EXHIBIT 3.4

AMENDMENT NO. 1 TO THEBYLAWS

OF

IT’S DIVINE,INC.

The Bylaws (the “Bylaws”) of It’s Divine, Inc. (the “Company”) are hereby amended asfollows:

Every reference in the Bylaws to the name “It’s Divine, Inc.” is hereby deleted and replaced by “Healing Touch Holdings,Inc.”

Except as herein amended, the provisions of the Bylaws shall remain in full force and effect.

Effective as of October 5, 2016

CERTIFICATION

I, the undersigned Secretary of the Company, hereby certify that this Amendment No. 1 to the Bylaws of the Company was duly adopted by the Board of Directors of the Company by written consent effective as of October 5, 2016.

Dated: October 5, 2016	By:	/s/ Sing Wei Lung
	Name:	Sing Wei Lung
	Title:	Secretary